UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2007

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2007, the Board of Directors of Cree, Inc. (the “Company”) elected Franco Plastina as a member of the Company’s Board of Directors and appointed Mr. Plastina as a member of the Board’s Audit Committee and Governance and Nominations Committee.

The Company will compensate Mr. Plastina for his services as a director in accordance with the Schedule of Compensation for Non-Employee Directors attached as Exhibit 10.5 to the Company’s report on Form 10-Q filed with the Securities and Exchange Commission on October 19, 2007.  Pursuant to these arrangements, the Company on December 31, 2007 granted Mr. Plastina an option to purchase 3,750 shares of the Company’s common stock at a price of $27.47 per share and issued Mr. Plastina 3,750 shares as a restricted stock award.  The Company granted the option and restricted stock awards under its 2004 Long-Term Incentive Compensation Plan; each award vests over a period ending not later than September 2008, subject to continued service.  In addition, commencing with the Company’s third fiscal quarter, the Company will pay Mr. Plastina a cash retainer in advance at the quarterly rate of $8,750 for service as a member of the Board of Directors, $5,000 for service as a member of the Audit Committee, and $1,250 for service as a member of the Governance and Nominations Committee.

The press release issued by the Company on January 3, 2008 announcing the appointment of Mr. Plastina is included as Exhibit 99.1 to this report and incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated January 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, Chief Executive Officer and President

Date:  January 3, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated January 3, 2008